Exhibit 99.1

DFIN Reports Fourth Quarter and Full Year 2021 Results

Record Full Year Software Solutions Net Sales, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow

CHICAGO – February 22, 2022 – Donnelley Financial Solutions, Inc. (NYSE: DFIN), (the “Company” or "DFIN") today reported financial results for the fourth quarter and full year 2021.

	Fourth-quarter 2021	Fourth-quarter 2020	$ Change	% Change
Net Sales	$232.8 million	$210.3 million	$22.5 million	10.7%
Net Earnings (Loss) (a)	$25.6 million	($35.8 million)	$61.4 million	nm
Adjusted EBITDA (b)	$61.3 million	$34.9 million	$26.4 million	75.6%

	Full-year 2021	Full-year 2020	$ Change	% Change
Net Sales	$993.3 million	$894.5 million	$98.8 million	11.0%
Net Earnings (Loss) (a)	$145.9 million	($25.9 million)	$171.8 million	nm
Adjusted EBITDA (b)	$294.8 million	$173.4 million	$121.4 million	70.0%
Operating Cash Flow	$180.0 million	$154.2 million	$25.8 million	16.7%
Free Cash Flow (b)(c)	$137.7 million	$123.1 million	$14.6 million	11.9%

(a) Fourth-quarter and full-year 2020 includes a $40.6 million non-cash goodwill impairment charge in the Investment Companies - Compliance and Communications Management segment.

(b) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

(c) Defined as operating cash flow less capital expenditures.

nm - Not meaningful

Highlights for the fourth quarter of 2021:

•
Net sales of $232.8 million, up $22.5 million, or 10.7%, from the fourth quarter of 2020, primarily driven by growth in software solutions and strength in capital markets net sales, partially offset by lower print and distribution volume in the Investment Companies - Compliance and Communications Management segment as a result of the impact of regulatory changes; excluding print and distribution, net sales grew 23.0% from the fourth quarter of 2020.
•
Record quarterly software solutions net sales of $73.8 million, up $19.6 million, or 36.2%, from the fourth quarter of 2020; software solutions net sales accounted for 31.7% of total net sales, up from 25.8% in the fourth quarter of 2020.
•
Net earnings of $25.6 million, up $61.4 million from the fourth quarter of 2020, primarily driven by a decrease in restructuring, impairment and other charges, net, an increase in net sales, and a favorable sales mix, partially offset by higher selling expense as a result of the increased sales volume, higher incentive compensation expense and loss on debt extinguishments.
•
Adjusted EBITDA of $61.3 million, up $26.4 million, or 75.6%, from the fourth quarter of 2020, primarily driven by higher net sales, a favorable sales mix, and cost control initiatives, partially offset by higher selling expense as a result of increased sales volume and incentive compensation expense.
•
Adjusted EBITDA margin of 26.3%, up 970 basis points from the fourth quarter of 2020; the tenth consecutive quarter of year-over-year Adjusted EBITDA margin expansion.
•
Non-GAAP gross leverage of 0.4x and non-GAAP net leverage of 0.2x; down 0.9x and 0.7x, respectively, from December 31, 2020; total debt of $124.0 million and total non-GAAP net debt of $69.5 million as of December 31, 2021, a reduction of $106.5 million and $87.4 million versus December 31, 2020, respectively.
•
During the fourth quarter, the Company repurchased 357,560 shares in open market transactions for $13.7 million at an average price of $38.42 per share. As of December 31, 2021, the remaining share repurchase reauthorization was $17.7 million.

Other Business Highlights:

•
Received a favorable ruling in the LSC Multiemployer Pension Plan arbitration proceedings, with the liabilities being allocated 1/3 to DFIN and 2/3 to R.R. Donnelley & Sons Company ("RRD"). Received a $7.1 million reimbursement in the fourth quarter of 2021 from RRD for payments made in excess of the Company's allocated share of liabilities.
•
Nearly completed the previous $50 million share repurchase plan during the first quarter of 2022. The Company's Board of Directors authorized a $150 million common stock repurchase program that expires December 31, 2023.

“We are pleased with the results in the fourth quarter, which capped off a record-setting year. Our team's focused execution, combined with a robust capital markets environment, resulted in record full-year software sales, Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow. The strong operating performance gave us the financial flexibility to accelerate investments in software development, reduce debt, and deliver value to shareholders through our share repurchase program. Our efforts to drive software growth delivered positive results as software solutions full-year net sales grew 35% from 2020, reaching $270 million. While the strong transactional environment benefitted our Venue software, our recurring compliance offerings, which include New ActiveDisclosure and Arc Suite, delivered 31% sales growth. Additionally, our proactive actions to right-size DFIN's fixed cost infrastructure minimized the impact to Adjusted EBITDA related to the approximately $100 million in lower print and distribution sales in the Investment Companies - Compliance and Communications Management segment resulting from regulatory changes and our exiting low-margin print contracts,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Momentum in our software solutions net sales accelerated in the fourth quarter. Our portfolio of recurring compliance software featuring ActiveDisclosure and Arc Suite continued to deliver outstanding results. Since launching New ActiveDisclosure a year ago, the purpose-built SEC compliance platform has received an outstanding market response, resulting in very strong client adoption. ActiveDisclosure's sales growth of 41% in the fourth quarter was the highest-growth quarter of the year, as sales momentum accelerated since its introduction. Arc Suite capped off a successful year by growing 28% in the fourth quarter as a result of the strong demand for our Total Compliance Management solution. Sales of our transactional software, Venue, grew 48% and once again achieved record quarterly sales, driven by a strong M&A market. We are encouraged by the performance of our software solutions portfolio and believe our recurring compliance products and highly-profitable transactional software are well positioned for future growth.”

“2021 represents another positive proof point in our transformational journey, with software solutions sales exceeding print and distribution sales for the first time in the Company’s history. In addition, we are significantly ahead of the plan we laid out in 2018 with our '44 in 24' strategy. Looking ahead to 2022, we remain committed to executing our strategy of being the market-leading provider of regulatory and compliance solutions.” Leib concluded.

Net Sales

Net sales in the fourth quarter of 2021 were $232.8 million, an increase of $22.5 million, or 10.7%, from the fourth quarter of 2020. Net sales increased primarily due to growth in software solutions and higher capital markets transactional and compliance volume, partially offset by lower print and distribution volume as a result of the impact of SEC Rules 30e-3 and 498A eliminating print requirements.

Net Earnings (Loss)

For the fourth quarter of 2021, net earnings were $25.6 million, or $0.73 per diluted share, as compared to a net loss of $35.8 million, or $1.07 loss per diluted share, in the fourth quarter of 2020. Net earnings in the fourth quarter of 2021 included after-tax charges of $12.1 million, or $0.34 per diluted share, primarily due to loss on debt extinguishments, restructuring, impairment, and other charges, net, and share-based compensation expense. Net loss in the fourth quarter of 2020 included after-tax charges of $47.7 million (including a pre-tax $40.6 million non-cash goodwill impairment charge in the Investment Companies - Compliance and Communications Management segment), or $1.43 per diluted share, primarily related to restructuring, impairment and other charges, net and share-based compensation expense.

Adjusted EBITDA and Non-GAAP Net Earnings

For the fourth quarter of 2021, Adjusted EBITDA was $61.3 million, an increase of $26.4 million as compared to the fourth quarter of 2020. For the fourth quarter of 2021, Adjusted EBITDA margin was 26.3%, an improvement of approximately 970 basis points as compared to the fourth quarter of 2020, primarily driven by higher sales, a favorable sales mix and cost control initiatives, partially offset by higher selling expenses and higher incentive compensation expense.

For the fourth quarter of 2021, non-GAAP net earnings were $37.7 million, or $1.07 per diluted share, up from $11.9 million, or $0.36 per diluted share, in the fourth quarter of 2020.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the attached tables.

Regulatory Impacts

The Company previously disclosed in a Current Report on Form 8-K on July 22, 2020, that the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships were expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, with the associated reduction in net earnings and Adjusted EBITDA of approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021.

In 2021, the Company realized reductions in net sales, net earnings and Adjusted EBITDA of approximately $100 million, $2 million and $3 million, respectively. For 2022, the Company expects an incremental impact in net sales of approximately $40 million, and only a de minimis impact on net earnings and Adjusted EBITDA. In aggregate, the expected impacts to net sales remains in line with previous guidance, while net earnings and Adjusted EBITDA impacts are favorable to previous guidance.

Share Repurchase Program

Today the Company announced that its board of directors authorized the repurchase of up to $150 million of the Company's outstanding common stock from time to time in one or more transactions on the open market or in privately negotiated purchases. This stock repurchase program replaces the previous $50 million plan, which was nearly completed in the first quarter of 2022, and will be effective through December 31, 2023.

The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.

Company Results and Conference Call

DFIN's earnings press release for the fourth quarter and full year 2021, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on February 22, 2022, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on February 22, 2022 at 9:00 a.m. Eastern time to discuss financial results for the fourth quarter of 2021, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP selling, general, and administrative expenses (“SG&A”), non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligation, non-income tax charges (income), net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" in DFIN's Form 10-K for the fiscal year ended December 31, 2021, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$54.5	$73.6
Receivables, less allowances for expected losses of $12.7 in 2021 (2020 - $10.5)	199.1	173.5
Inventories	5.6	4.9
Prepaid expenses and other current assets	17.9	9.7
Assets held for sale	2.6	5.5
Total current assets	279.7	267.2
Property, plant and equipment, net	18.7	12.0
Operating lease right-of-use assets	42.6	52.5
Software, net	63.7	51.2
Goodwill	410.0	409.9
Other intangible assets, net	8.7	9.8
Deferred income taxes, net	31.7	34.0
Other noncurrent assets	28.2	29.0
Total assets	$883.3	$865.6

Liabilities
Accounts payable	$36.3	$54.2
Operating lease liabilities	17.9	19.7
Accrued liabilities	207.2	164.6
Total current liabilities	261.4	238.5
Long-term debt	124.0	230.5
Deferred compensation liabilities	19.8	20.8
Pension and other postretirement benefits plan liabilities	40.6	51.0
Noncurrent operating lease liabilities	39.4	51.0
Other noncurrent liabilities	21.1	26.0
Total liabilities	506.3	617.8

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and Outstanding: 35.9 shares and 33.0 shares in 2021 (2020 - 34.9 shares and 33.3 shares)	0.4	0.3
Treasury stock, at cost: 2.9 shares in 2021 (2020 - 1.6 shares)	(57.1)	(16.0)
Additional paid-in capital	260.6	238.8
Retained earnings	251.4	105.5
Accumulated other comprehensive loss	(78.3)	(80.8)
Total equity	377.0	247.8
Total liabilities and equity	$883.3	$865.6

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales
Tech-enabled services	$124.9	$107.4	$519.5	$409.2
Software solutions	73.8	54.2	270.0	200.2
Print and distribution	34.1	48.7	203.8	285.1
Total net sales	232.8	210.3	993.3	894.5
Cost of sales (a)
Tech-enabled services	39.0	43.2	162.3	176.1
Software solutions	28.8	22.1	105.3	93.9
Print and distribution	24.4	44.4	145.5	226.0
Total cost of sales	92.2	109.7	413.1	496.0
Selling, general and administrative expenses (a)	82.1	72.8	307.7	264.8
Depreciation and amortization	10.4	11.2	40.3	50.9
Restructuring, impairment and other charges, net	6.7	44.0	13.6	79.2
Other operating income, net	—	—	(0.7)	—
Income (loss) from operations	41.4	(27.4)	219.3	3.6
Interest expense, net	9.5	6.0	26.6	22.8
Investment and other income, net	(1.1)	(0.4)	(5.1)	(1.7)
Earnings (loss) before income taxes	33.0	(33.0)	197.8	(17.5)
Income tax expense	7.4	2.8	51.9	8.4
Net earnings (loss)	$25.6	$(35.8)	$145.9	$(25.9)

Net earnings (loss) per share:
Basic	$0.77	$(1.07)	$4.36	$(0.76)
Diluted	$0.73	$(1.07)	$4.14	$(0.76)
Weighted-average number of common shares outstanding:
Basic	33.2	33.5	33.5	33.9
Diluted	35.1	33.5	35.2	33.9

Additional information:
Gross margin (a)	60.4%	47.8%	58.4%	44.6%
SG&A as a % of total net sales (a)	35.3%	34.6%	31.0%	29.6%
Operating margin	17.8%	(13.0%)	22.1%	0.4%
Effective tax rate	22.4%	nm	26.2%	nm

__________

(a)
Exclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$140.6	$82.1	$41.4	17.8%	$25.6	$0.73
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	6.7	2.9%	4.9	0.14
Share-based compensation expense	—	(5.3)	5.3	2.3%	3.7	0.11
LSC multiemployer pension plans obligation	—	2.3	(2.3)	(1.0%)	(1.7)	(0.05)
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.2)	(0.01)
Loss on debt extinguishments (b)	—	—	—	—	5.4	0.16
Total Non-GAAP adjustments (a)	—	(2.8)	9.5	4.1%	12.1	0.34
Non-GAAP measures (a)	$140.6	$79.3	$50.9	21.9%	$37.7	$1.07

	For the Twelve Months Ended December 31, 2021
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$580.2	$307.7	$219.3	22.1%	$145.9	$4.14
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	13.6	1.4%	9.9	0.28
Share-based compensation expense	—	(19.5)	19.5	2.0%	9.9	0.28
LSC multiemployer pension plans obligation	—	(5.4)	5.4	0.5%	3.9	0.11
Non-income tax, net	—	1.6	(1.6)	(0.2%)	(1.2)	(0.03)
COVID-19 related recoveries, net	(1.0)	—	(1.0)	(0.1%)	(0.7)	(0.02)
Gain on sale of long-lived assets, net	—	—	(0.7)	(0.1%)	(0.5)	(0.01)
Gain on equity investments, net	—	—	—	—	(0.3)	(0.01)
Loss on debt extinguishments (b)	—	—	—	—	5.4	0.16
Total Non-GAAP adjustments (a)	(1.0)	(23.3)	35.2	3.5%	26.4	0.75
Non-GAAP measures (a)	$579.2	$284.4	$254.5	25.6%	$172.3	$4.89

__________

(a)
Totals may not foot due to rounding.
(b)
Loss on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Twelve Months Ended December 31, 2020

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$100.6	$72.8	$(27.4)	(13.0%)	$(35.8)	$(1.07)
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	44.0	20.9%	42.2	1.26
Share-based compensation expense	—	(3.8)	3.8	1.8%	3.1	0.09
LSC multiemployer pension plan obligation	—	(0.9)	0.9	0.4%	0.7	0.02
Non-income tax, net	—	(2.5)	2.5	1.2%	1.8	0.05
COVID-19 related recoveries, net	(0.4)	—	(0.4)	(0.2%)	(0.4)	(0.01)
Accelerated rent expense	0.2	(0.1)	0.3	0.1%	0.3	0.01
Total Non-GAAP adjustments (a)	(0.2)	(7.3)	51.1	24.3%	47.7	1.43
Non-GAAP measures (a)	$100.4	$65.5	$23.7	11.3%	$11.9	$0.36

	For the Twelve Months Ended December 31, 2020
	Gross profit	SG&A	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$398.5	$264.8	$3.6	0.4%	$(25.9)	$(0.76)
Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	79.2	8.9%	67.9	2.00
Share-based compensation expense	—	(13.6)	13.6	1.5%	11.1	0.33
LSC multiemployer pension plan obligation	—	(19.0)	19.0	2.1%	13.9	0.41
Non-income tax, net	—	(5.2)	5.2	0.6%	3.8	0.11
COVID-19 related expenses, net	0.8	0.3	0.5	0.1%	0.2	0.01
Accelerated rent expense	1.8	(0.4)	2.2	0.2%	1.7	0.05
Gain on debt extinguishment (b)	—	—	—	—	(1.7)	(0.05)
eBrevia contingent consideration	—	0.8	(0.8)	(0.1%)	(0.8)	(0.02)
Total Non-GAAP adjustments (a)	2.6	(37.1)	118.9	13.3%	96.1	2.83
Non-GAAP measures (a)	$401.1	$227.7	$122.5	13.7%	$70.2	$2.07

__________

(a)
Totals may not foot due to rounding.
(b)
Gain on debt extinguishment is recorded within interest expense, net in the Company’s Unaudited Condensed Consolidated Statements of Operations.

The Company believes that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended December 31, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended December 31, 2021
Net sales	$50.6	$127.4	$23.2	$31.6	$—	$232.8
Income (loss) from operations	7.1	51.1	2.0	3.8	(22.6)	41.4
Operating margin %	14.0%	40.1%	8.6%	12.0%	nm	17.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	0.2	—	—	6.4	6.7
Share-based compensation expense	—	—	—	—	5.3	5.3
LSC multiemployer pension plans obligation	—	—	—	—	(2.3)	(2.3)
Non-income tax, net	(0.1)	—	(0.1)	—	—	(0.2)
COVID-19 related recoveries, net	—	0.1	—	(0.1)	—	—
Total Non-GAAP adjustments	—	0.3	(0.1)	(0.1)	9.4	9.5

Non-GAAP income (loss) from operations	$7.1	$51.4	$1.9	$3.7	$(13.2)	$50.9
Non-GAAP operating margin %	14.0%	40.3%	8.2%	11.7%	nm	21.9%

Depreciation and amortization	4.7	1.4	2.8	1.3	0.2	10.4
Adjusted EBITDA	$11.8	$52.8	$4.7	$5.0	$(13.0)	$61.3
Adjusted EBITDA margin %	23.3%	41.4%	20.3%	15.8%	nm	26.3%

Capital expenditures	$6.5	$0.9	$4.3	$0.6	$1.8	$14.1

For the Three Months Ended December 31, 2020
Net sales	$36.1	$108.0	$18.1	$48.1	$—	$210.3
Income (loss) from operations	3.6	32.7	(1.4)	(46.3)	(16.0)	(27.4)
Operating margin %	10.0%	30.3%	(7.7%)	(96.3%)	nm	(13.0%)

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	—	2.3	0.4	40.8	0.5	44.0
Share-based compensation expense	—	—	—	—	3.8	3.8
LSC multiemployer pension plans obligation	—	—	—	—	0.9	0.9
Non-income tax, net	0.7	0.6	1.0	0.2	—	2.5
COVID-19 related (recoveries) expense, net	—	(0.6)	—	—	0.2	(0.4)
Accelerated rent expense	—	0.4	—	(0.1)	—	0.3
Total Non-GAAP adjustments	0.7	2.7	1.4	40.9	5.4	51.1

Non-GAAP income (loss) from operations	$4.3	$35.4	$—	$(5.4)	$(10.6)	$23.7
Non-GAAP operating margin %	11.9%	32.8%	—%	(11.2%)	nm	11.3%

Depreciation and amortization	3.2	2.8	3.0	2.2	—	11.2
Adjusted EBITDA	$7.5	$38.2	$3.0	$(3.2)	$(10.6)	$34.9
Adjusted EBITDA margin %	20.8%	35.4%	16.6%	(6.7%)	nm	16.6%

Capital expenditures	$3.4	$0.5	$1.9	$0.3	$0.5	$6.6

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Twelve Months Ended December 31, 2021 and 2020

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Twelve Months Ended December 31, 2021
Net sales	$181.0	$561.5	$89.0	$161.8	$—	$993.3
Income (loss) from operations	30.4	242.6	8.9	15.0	(77.6)	219.3
Operating margin %	16.8%	43.2%	10.0%	9.3%	nm	22.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.4	3.5	0.1	2.9	6.7	13.6
Share-based compensation expense	—	—	—	—	19.5	19.5
LSC multiemployer pension plans obligation	—	—	—	—	5.4	5.4
Non-income tax, net	(1.0)	(0.2)	(0.3)	(0.1)	—	(1.6)
Gain on sale of long-lived assets, net	—	—	—	(0.7)	—	(0.7)
COVID-19 related recoveries, net	—	(0.2)	—	(0.8)	—	(1.0)
Total Non-GAAP adjustments	(0.6)	3.1	(0.2)	1.3	31.6	35.2

Non-GAAP income (loss) from operations	$29.8	$245.7	$8.7	$16.3	$(46.0)	$254.5
Non-GAAP operating margin %	16.5%	43.8%	9.8%	10.1%	nm	25.6%

Depreciation and amortization	16.7	5.9	12.6	4.7	0.4	40.3
Adjusted EBITDA	$46.5	$251.6	$21.3	$21.0	$(45.6)	$294.8
Adjusted EBITDA margin %	25.7%	44.8%	23.9%	13.0%	nm	29.7%

Capital expenditures	$18.8	$3.0	$13.0	$2.9	$4.6	$42.3

For the Twelve Months Ended December 31, 2020
Net sales	$133.2	$424.0	$67.0	$270.3	$—	$894.5
Income (loss) from operations	8.5	120.6	(1.7)	(43.1)	(80.7)	3.6
Operating margin %	6.4%	28.4%	(2.5%)	(15.9%)	nm	0.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.0	22.2	3.0	46.2	6.8	79.2
Share-based compensation expense	—	—	—	—	13.6	13.6
LSC multiemployer pension plans obligation	—	—	—	—	19.0	19.0
Non-income tax, net	3.4	0.6	1.0	0.2	—	5.2
COVID-19 related (recoveries) expenses, net	—	(2.2)	—	2.4	0.3	0.5
eBrevia contingent consideration	—	—	—	—	(0.8)	(0.8)
Accelerated rent expense	0.5	1.2	0.1	0.3	0.1	2.2
Total Non-GAAP adjustments	4.9	21.8	4.1	49.1	39.0	118.9

Non-GAAP income (loss) from operations	$13.4	$142.4	$2.4	$6.0	$(41.7)	$122.5
Non-GAAP operating margin %	10.1%	33.6%	3.6%	2.2%	nm	13.7%

Depreciation and amortization	13.1	14.4	12.0	10.0	1.4	50.9
Adjusted EBITDA	$26.5	$156.8	$14.4	$16.0	$(40.3)	$173.4
Adjusted EBITDA margin %	19.9%	37.0%	21.5%	5.9%	nm	19.4%

Capital expenditures	$14.8	$3.4	$9.5	$2.1	$1.3	$31.1

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Twelve Months Ended December 31,
	2021	2020
Operating Activities
Net earnings (loss)	$145.9	$(25.9)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	40.3	50.9
Provision for expected losses on accounts receivable	2.8	3.8
Impairment charges	9.2	60.6
Share-based compensation	19.5	13.6
Non-cash loss (gain) on debt extinguishments	2.6	(2.3)
Deferred income taxes	(0.3)	(26.4)
Net pension plan income	(4.2)	(2.0)
Gain on equity investments, net	(0.4)	—
Net gain on sale of machinery and equipment	(0.7)	—
Amortization of right-of-use assets	17.3	23.3
Other	1.9	1.1
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(28.8)	(14.8)
Inventories	(0.8)	6.2
Prepaid expenses and other current assets	(5.4)	2.2
Accounts payable	(19.8)	(4.4)
Income taxes payable and receivable	(13.5)	12.3
Accrued liabilities and other	36.6	79.3
Operating lease liabilities	(20.8)	(22.2)
Pension and other postretirement benefits plan contributions	(1.4)	(1.1)
Net cash provided by operating activities	180.0	154.2
Investing Activities
Capital expenditures	(42.3)	(31.1)
Proceeds from sale of machinery and equipment	0.9	—
Acquisitions, net of cash acquired	(3.6)	—
Purchase of investments	—	(1.2)
Proceeds from sale of investment	—	12.8
Other investing activities	—	(0.3)
Net cash used in investing activities	(45.0)	(19.8)
Financing Activities
Revolving facility borrowings	278.0	369.0
Payments on revolving facility borrowings	(278.0)	(369.0)
Proceeds from issuance of long-term debt	200.0	—
Payments on long-term debt	(312.8)	(63.8)
Debt issuance costs	(2.8)	—
Treasury share repurchases	(40.9)	(11.8)
Proceeds from exercise of stock options	2.3	—
Finance lease payments	(0.8)	—
Other financing activities	0.1	(1.9)
Net cash used in financing activities	(154.9)	(77.5)
Effect of exchange rate on cash and cash equivalents	0.8	(0.5)
Net (decrease) increase in cash and cash equivalents	(19.1)	56.4
Cash and cash equivalents at beginning of year	73.6	17.2
Cash and cash equivalents at end of period	$54.5	$73.6
Supplemental cash flow information:
Income taxes paid (net of refunds)	$65.0	$21.7
Interest paid	$21.8	$24.5
Non-cash investing activities:
Other investing activities	$—	$0.7
Conversion of note receivable to equity of investee	$—	$(1.0)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

Additional Information:
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$76.8	$101.7	$180.0	$154.2
Less: capital expenditures	14.1	6.6	42.3	31.1
Free Cash Flow	$62.7	$95.1	$137.7	$123.1

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended December 31, 2021	$50.6	$127.4	$23.2	$31.6	$232.8

For the Three Months Ended December 31, 2020	36.1	108.0	18.1	48.1	210.3

Net sales change	40.2%	18.0%	28.2%	(34.3%)	10.7%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.3%	0.1%	—	—	0.1%

Net organic sales change	39.9%	17.9%	28.2%	(34.3%)	10.6%

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Twelve Months Ended December 31, 2021	$181.0	$561.5	$89.0	$161.8	$993.3

For the Twelve Months Ended December 31, 2020	133.2	424.0	67.0	270.3	894.5

Net sales change	35.9%	32.4%	32.8%	(40.1%)	11.0%

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	0.8%	0.8%	1.2%	0.1%	0.6%

Net organic sales change	35.1%	31.6%	31.6%	(40.2%)	10.4%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2021	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net earnings	$145.9	$25.6	$42.2	$42.9	$35.2
Adjustments
Restructuring, impairment and other charges, net	13.6	6.7	3.3	2.8	0.8
Share-based compensation expense	19.5	5.3	5.2	5.9	3.1
LSC multiemployer pension plans obligation	5.4	(2.3)	0.2	0.2	7.3
Non-income tax, net	(1.6)	(0.2)	(0.5)	(1.0)	0.1
COVID-19 related recoveries, net	(1.0)	—	—	(0.1)	(0.9)
Gain on sale of long-lived assets, net	(0.7)	—	(0.7)	—	—
Gain on equity investments, net	(0.4)	—	(0.6)	—	0.2
Depreciation and amortization	40.3	10.4	10.0	10.1	9.8
Interest expense, net	26.6	9.5	5.9	5.9	5.3
Pension income and other income, net	(4.7)	(1.1)	(1.1)	(1.5)	(1.0)
Income tax expense	51.9	7.4	18.6	14.7	11.2
Total Non-GAAP adjustments	148.9	35.7	40.3	37.0	35.9
Adjusted EBITDA	$294.8	$61.3	$82.5	$79.9	$71.1

Tech-enabled services	$519.5	$124.9	$142.1	$134.0	$118.5
Software solutions	270.0	73.8	69.3	66.6	60.3
Print and distribution	203.8	34.1	36.3	66.9	66.5
Total net sales	$993.3	$232.8	$247.7	$267.5	$245.3

Adjusted EBITDA margin %	29.7%	26.3%	33.3%	29.9%	29.0%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP Net (Loss) Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2020	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net (loss) earnings	$(25.9)	$(35.8)	$7.1	$(1.3)	$4.1
Adjustments
Restructuring, impairment and other charges, net	79.2	44.0	7.0	25.1	3.1
Share-based compensation expense	13.6	3.8	4.4	3.1	2.3
LSC multiemployer pension plans obligation	19.0	0.9	5.8	12.3	—
Non-income tax, net	5.2	2.5	2.7	—	—
COVID-19 related expense (recoveries), net	0.5	(0.4)	(1.0)	1.1	0.8
Accelerated rent expense	2.2	0.3	1.3	0.6	—
eBrevia contingent consideration	(0.8)	—	(0.4)	—	(0.4)
Depreciation and amortization	50.9	11.2	12.6	14.7	12.4
Interest expense, net	22.8	6.0	5.9	6.3	4.6
Pension income and other income, net	(1.7)	(0.4)	(0.4)	(0.5)	(0.4)
Income tax expense (benefit)	8.4	2.8	2.6	(0.6)	3.6
Total Non-GAAP adjustments	199.3	70.7	40.5	62.1	26.0
Adjusted EBITDA	$173.4	$34.9	$47.6	$60.8	$30.1

Tech-enabled services	$409.2	$107.4	$104.5	$115.4	$81.9
Software solutions	200.2	54.2	51.1	47.6	47.3
Print and distribution	285.1	48.7	53.9	91.0	91.5
Total net sales	$894.5	$210.3	$209.5	$254.0	$220.7

Adjusted EBITDA margin %	19.4%	16.6%	22.7%	23.9%	13.6%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	December 31, 2021		December 31, 2020
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0
Less: availability reduction from covenants	—		—
Amount available under the Revolving Facility	300.0		300.0

Usage
Borrowings under the Revolving Facility	—		—
Impact on availability related to outstanding letters of credit	2.2		—
Amount used under the Revolving Facility	2.2		—

Availability under the Revolving Facility	297.8		300.0

Cash	54.5		73.6

Net Available Liquidity	$352.3		$373.6

Total debt	124.0		230.5

Adjusted EBITDA for the twelve months ended December 31, 2021 and 2020	$294.8		$173.4

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.4	x	1.3	x

Non-GAAP Net Debt (defined as total debt less cash)	69.5		156.9

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.2	x	0.9	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There were no outstanding borrowings under the Revolving Facility and $2.2 million of outstanding letters of credit that reduced the availability under the Revolving Facility as of December 31, 2021. Based on the Company’s results of operations for the twelve months ended December 31, 2021 and existing debt, the Company would have had the ability to utilize the remaining $297.8 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.